UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 3, 2006

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51349	77-0462930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 East Arques Avenue

Sunnyvale, CA 94085

(Address of principal executive offices, including zip code)

(408) 737-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 3, 2006, Advanced Analogic Technologies Incorporated (the “Company”) entered into a Share and Asset Purchase Agreement (the “Agreement”) with IPCore Technologies Corporation, incorporated under the laws of the Cayman Islands (“IPCore”), and its wholly-owned subsidiaries Analog Power Semiconductor Corporation, incorporated under the laws of the Cayman Islands (“AP Semi”), Artlogic, Inc., a Japan KK (“Artlogic”) and IPCore Technologies USA, Inc., a California corporation (“IPCore USA”).

Pursuant to the terms of the Agreement, the Company will purchase all of the issued and outstanding shares of capital stock of AP Semi and substantially all of the assets for use in the analog power management semiconductor business held by IPCore, AP Semi, Artlogic and IPCore USA, in exchange for approximately $22 million in cash, the assumption of certain liabilities and payment of certain transaction related expenses. The transaction is expected to close after the satisfaction or waiver of all conditions set forth in the Agreement.

On September 6, 2006, the Company issued a press release announcing that the Company has entered into the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

/s/ Brian R. McDonald
Brian R. McDonald
Chief Financial Officer, Vice President of Worldwide Finance and Secretary

Date: September 6, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 6, 2006.